UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO

SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Scotts Liquid Gold-Inc.

(Exact name of registrant as specified in its charter)

Colorado	84-0920811
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

4880 Havana Street, Denver CO	80239
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

Title of each class Name of each exchange on which to be so registered each class is to be registered:

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates:                                            (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Rights to Purchase Common Stock

(Title of class)

AMENDMENT NO. 1 TO FORM 8-A

This Amendment No. 1 to Form 8-A amends and supplements the Registration Statement on Form 8-A filed by Scotts Liquid Gold-Inc., a Colorado corporation (the “Company”), with the Securities and Exchange Commission on February 22, 2001 (the “Form 8-A”).

Item 1.	Description of Registrant’s Securities to be Registered.

The response to Item 1 of the Form 8-A is hereby amended by adding the following after the last paragraph thereof:

On February 15, 2011, the Company entered into an Amendment (the “Amendment”) to its Shareholder Rights Agreement between the Company and Wells Fargo Bank Minnesota, N.A., as Rights Agent, dated February 21, 2001 (the “Shareholder Rights Agreement”), to extend the expiration date of the Shareholder Rights Agreement for five years. Following the Amendment, the Shareholder Rights Agreement will continue in effect until February 21, 2016, unless the rights issued thereunder are earlier redeemed or amended by the Board of Directors of the Company.

The foregoing description of the Amendment and the Shareholder Rights Agreement is qualified in its entirety by reference to the Amendment (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 22, 2011) and the Shareholder Rights Agreement (as filed as Exhibit 2 to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on February 22, 2001).

Item 2.	Exhibits.

Exhibit No.	Description

4.1	Shareholder Rights Agreement, dated February 21, 2001 (incorporated by reference to Exhibit 2 to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on February 22, 2001).

4.2	Amendment to the Shareholder Rights Agreement, dated February 15, 2011 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 22, 2011).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SCOTT’S LIQUID GOLD-INC.

Date: February 22, 2011	/s/ Brian L. Boberick
	By:	Brian L. Boberick
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Shareholder Rights Agreement, dated February 21, 2001 (incorporated by reference to Exhibit 2 to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on February 22, 2001).

4.2	Amendment to the Shareholder Rights Agreement, dated February 15, 2011 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 22, 2011).